UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2016

POLARIS INDUSTRIES INC.
(Exact name of Registrant as specified in its charter)

Minnesota	1-11411	41-1790959
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 Highway 55
Medina, Minnesota 55340
(Address of principal executive offices)
(Zip Code)

(763) 542-0500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 2, 2016, Polaris Industries Inc., a Minnesota corporation (the “Company”), entered into a Second Amended and Restated Credit Agreement among the Company, Polaris Sales Europe Sàrl, any other Foreign Borrower (as defined therein) that hereafter becomes a party thereto, the Lenders named therein, U.S. Bank National Association, as Administrative Agent, Left Lead Arranger and Lead Book Runner, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Joint Lead Arrangers, Joint Book Runners and Syndication Agents, and Bank of the West, Fifth Third Bank, JP Morgan Chase Bank N.A., PNC Bank, National Association and BMO Harris Bank N/A.,  as Documentation Agents(the “Agreement”), further amending and restating that certain Credit Agreement dated as of August 18, 2011, as amended and restated pursuant to that certain Amended and Restated Credit Agreement dated March 6, 2015 (as further amended, supplemented or modified, the “Existing Credit Agreement”). The Agreement provides for an increase of the revolving credit facility, an extension of the maturity of the revolving credit facility to 2021 (subject to two one-year extensions by agreement between the Company and one or more of the lenders), the establishment of a term loan facility that will mature in 2021 and certain other changes including to the restrictive covenants. Upon the occurrence of an event of default specified in the Agreement, the loans may become immediately due and payable.  Under the Agreement, the Company may request an aggregate increase in the size of the $600 million five-year senior revolving credit facility (the “Revolving Credit Facility”) and the five-year $500 million senior term loan facility (the “Term Loan Facility”) for up to an additional $550 million (for an aggregate commitment of up to $1,650 million), with the grant of such request at the lenders’ discretion.

The Company may borrow, prepay and reborrow loans and obtain letters of credit under the Agreement subject to customary representations and warranties, covenants and events of default, including but not limited to covenants restricting the ability of the Company and its subsidiaries to (i) merge or consolidate with another entity, (ii) sell, transfer, lease or convey their assets, (ii) make any material change in the nature of their core business, (iv) make certain investments, or (v) incur secured indebtedness. The Agreement also requires the Company to maintain a leverage ratio of not more than 3.50 to 1.00 (or such lower ratio as may be specified in the Company’s Master Note Purchase Agreement) and an interest coverage ratio of not less than 3.00 to 1.00 (or such higher ratio as may be specified in the Company’s Master Note Purchase Agreement), in each case on a rolling four quarter basis.

The aggregate amount at any time outstanding under the Revolving Credit Facility may not exceed the total commitments of $600 million and the aggregate amount at any time outstanding under Term Loan Facility may not exceed the total commitments of $500 million (or of up to an aggregate amount of $1,650 million if the size of the facilities is increased as described above), including up to $50 million in letters of credit and $100 million of swing-line advances. Proceeds may be used for working capital, capital expenditures, share repurchases and other lawful general corporate purposes.

Under the Agreement, the Company pays a facility fee that varies between 0.08% and 0.25% and a ticking fee that varies between 0.08% and 0.25%, in each case depending upon its leverage ratio. Advances denominated in U.S. Dollars carry, at the Company’s option, either the “base rate” of interest, or the “eurocurrency rate” of interest. Borrowings denominated in a currency other than U.S. Dollars carry the eurocurrency rate. The base rate of interest is the highest of the applicable margin plus (i) U.S. Bank National Association’s prime rate, (ii) the Federal funds rate (but not less than zero) plus 0.50%, and (iii) one-month LIBOR (but not less than zero) divided by one minus the reserve requirement plus 1.50%. The Eurocurrency rate of interest is one-month LIBOR divided by one minus the reserve requirement plus the applicable margin.  The applicable margin for advances under the Revolving Credit Facility ranges from 0.00% to 0.50% for base rate advances and from 0.795% to 1.50% for eurocurrency advances, in each case depending upon the Company’s leverage ratio. The applicable margin for advances under the Term Loan Facility ranges from 0.00% to 0.75% for base rate advances and from 0.875% to 1.75% for eurocurrency advances, in each case depending upon the Company’s leverage ratio. For LIBOR-based interest rates, the Company may elect an interest period for advances (i) denominated in U.S. Dollars of seven days or one, two, three or six months (or with the consent of each lender, 12 months), (ii) denominated in Swiss Francs or Euros of seven days or one or three months and (iii) denominated in any other agreed currency of one or three months.

The full terms and conditions of the credit facility are set forth in the Agreement.  A copy of the Agreement is filed as Exhibit 10.1 hereto and is incorporated by reference herein. The Agreement replaces the Existing Credit Agreement.

Some of the lenders named under the Agreement and their affiliates have various relationships with the Company and its subsidiaries involving the provision of financial services, including cash management, investment banking, foreign currency and commodity hedging, and investor research coverage by their financial analysts.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under “Item 1. Entry into a Material Definitive Agreement” with respect to the Agreement is incorporated herein by reference.

Item 9.01                  Financial Statements and Exhibits.

(d)            Exhibits

Exhibit No.	Exhibit

10.1	Second Amended and Restated Credit Agreement, dated May 2, 2016 by and among Polaris Industries Inc., Polaris Sales Europe Sàrl, any other Foreign Borrower (as defined therein) that hereafter becomes a party thereto, the Lenders named therein, U.S. Bank National Association, as Administrative Agent, Left Lead Arranger and Lead Book Runner, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Joint Lead Arrangers, Joint Book Runners and Syndication Agents, and Bank of the West, Fifth Third Bank, JP Morgan Chase Bank N.A., PNC Bank, National Association and BMO Harris Bank N/A., as Documentation Agents.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  May 5, 2016

POLARIS INDUSTRIES INC.

/s/Michael T. Speetzen
Michael T. Speetzen
Executive Vice President – Finance and
Chief Financial Officer

EXHIBIT INDEX

10.1	Second Amended and Restated Credit Agreement, dated May 2, 2016 by and among Polaris Industries Inc., Polaris Sales Europe Sàrl, any other Foreign Borrower (as defined therein) that hereafter becomes a party thereto, the Lenders named therein, U.S. Bank National Association, as Administrative Agent, Left Lead Arranger and Lead Book Runner, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Joint Lead Arrangers, Joint Book Runners and Syndication Agents, and Bank of the West, Fifth Third Bank, JP Morgan Chase Bank N.A., PNC Bank, National Association and BMO Harris Bank N/A., as Documentation Agents.